As filed with the Securities and Exchange Commission on March ___, 2000
                                                      Registration No. 333-_____




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  _____________
                                COTELLIGENT, INC.
             (Exact name of Registrant as specified in its charter)

       Delaware                                              94-3173918
 (State or other jurisdiction of                            (IRS Employer
  incorporation or organization)                             Identification No.)

                                  _____________

                              101 California Street
                                   Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
          (Address, including zip code, of Principal Executive Offices)
                                 ______________

                                COTELLIGENT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                      (Full Title of the Plan or Agreement)
                                  _____________

                                James R. Lavelle
          Chairman of the Board, Chief Executive Officer and President
                              101 California Street
                                   Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  _____________

                                   Copies to:

David W. Pollak, Esq.                          Lorraine E. Vega, Esq.
Morgan, Lewis & Bockius LLP                    Cotelligent, Inc.
101 Park Avenue                                101 California Street, Suite 2050
New York, New York  10178                      San Francisco, California  94111
(212) 309-6000                                 (415) 439-6400

                                  _____________

                         CALCULATION OF REGISTRATION FEE


                                                                                         Proposed
                                                                        Proposed          Maximum
                                                                         Maximum         Aggregate
     Title of securities to                Number of Shares to be       Offering          offering            Amount of
         be registered                        registered (1)         Price per share       price         registration fee (3)
--------------------------------------    -----------------------    ---------------   ------------      --------------------

Common Stock, $.01 par value per share          650,000               $ 5.219(2)        $ 3,392,350       $ 895.58



(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Cotelligent, Inc. Employee Stock Purchase Plan.
(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices reported on the New York Stock Exchange for March 21, 2000.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to Part I of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The  following  documents  filed by us with  the  Securities  and  Exchange
Commission   ("SEC")  are  incorporated  by  reference  into  this  Registration
Statement:

(a) Our Quarterly Reports on Form 10-Q filed with the SEC on February 14, 2000, November 15, 1999, and August 16, 1999;

(b)  Our Annual Report on Form 10-K filed with the SEC on June 29, 1999;

(c) Our Current Reports on Form 8-K filed with the SEC on February 14, 2000, December 6, 1999, and October 4, 1999; and

(d) Our Registration Statement on Form 8-A filed with the SEC on February 18, 1998, describing our common stock, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

     All  reports  and other  documents  subsequently  filed by us  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     Experts

     The financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 1999 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 26, 1999, and are included herein in reliance upon the authority of said firm as experts in giving said report.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

                                     -II-1-

Item 6.  Indemnification of Directors and Officers.

     Our Amended and Restated Bylaws provide that we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended ("DGCL"), indemnify our officers and directors as permitted pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Article Seven of our Amended and Restated Certificate of Incorporation, provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit. We maintain liability insurance for the benefit of our directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit   Description

  4.1 Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)


  4.2     By-Laws  of  Cotelligent,   Inc.  (Exhibit  3.2  of  the  Registration
          Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

  4.3 Certificate of Amendment of Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.3 of the Annual Report on Form 10-K (File No. 00-25372) filed with the SEC on June 29, 1999, is hereby incorporated by reference)

                                     -II-2-

  4.4     Cotelligent, Inc. Employee Stock Purchase Plan.


  5.1     Opinion of Morgan, Lewis & Bockius LLP.

 23.1     Consent of Arthur Andersen LLP.

 23.3     Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

 24       Powers  of  Attorney  (included  on page  II-5  of  this  Registration
          Statement).

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     -II-3-

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     -II-4-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on March 17, 2000.

                COTELLIGENT, INC.


                By: /S/ James R. Lavelle
                    --------------------
                    James R. Lavelle
                    Chairman of the Board, Chief Executive Officer and President

                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes, appoints and constitutes James R. Lavelle and Daniel E. Jackson, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign and file any and all amendments to this Registration Statement with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                    Title                                    Date


/S/ James R. Lavelle       Chairman of the Board,                 March 17, 2000
--------------------       Chief Executive Officer
James R. Lavelle           and President
                           (Principal Executive Officer)


/S/ Edward E. Faber        Vice Chairman of the Board             March 17, 2000
-------------------
Edward E. Faber


/S/ Daniel E. Jackson
---------------------      Executive Vice President,              March 23, 2000
Daniel E. Jackson          Chief Financial Officer and
                           Treasurer and Director
                           (Principal Financial Officer)

                                     -II-5-

/s/ Curtis J. Parker       Vice President and Chief Accounting    March 22, 2000
--------------------       Officer  (Principal Accounting
Curtis J. Parker           Officer)


/S/ Jeffrey J. Bernardis   Director                               March 17, 2000
------------------------
Jeffrey J. Bernardis


/S/ B. Tom Green           Director                               March 17, 2000
----------------
B. Tom Green


/s/ Harvey L. Poppel       Director                               March 20, 2000
--------------------
Harvey L. Poppel


/S/ Anthony M. Frank       Director                               March 17, 2000
--------------------
Anthony M. Frank


/S/ Ralph H. Baxter, Jr.   Director                               March 17, 2000
------------------------
Ralph H. Baxter, Jr.

                                     -II-6-

                                    EXHIBITS

Exhibit   Description

4.1 Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)


4.2       By-Laws  of  Cotelligent,   Inc.  (Exhibit  3.2  of  the  Registration
          Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

4.3 Certificate of Amendment of Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.3 of the Annual Report on Form 10-K (File No. 00-25372) filed with the SEC on June 29, 1999, is hereby incorporated by reference)

4.4       Cotelligent, Inc. Employee Stock Purchase Plan.

5.1       Opinion of Morgan, Lewis & Bockius LLP.

23.1      Consent of Arthur Andersen LLP.

23.3      Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

24        Powers  of  Attorney  (included  on page  II-5  of  this  Registration
          Statement).

                                     -II-7-

                                                                     Exhibit 4.4

                             COTELLIGENT GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I

Introduction

     Sec. 1.01 Statement of Purpose. The purpose of the Cotelligent Group, Inc. Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries, who wish to become stockholders, an opportunity to purchase Common Stock of the Company. The Board of Directors of the Company believes that employee participation in ownership will be to the mutual benefit of both the employees and the Company.

     Sec. 1.02 Internal Revenue Code Considerations. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

Definitions

     Sec. 2.01 "Administrative Committee" means the committee appointed by the Board to administer the Plan, as provided in Section 6.04 hereof.

     Sec. 2.02 "Board" means the Board of Directors of the Company.

     Sec. 2.03 "Code" means the Internal Revenue Code of 1986, as amended.

     Sec. 2.04 "Company" means Cotelligent Group, Inc., a Delaware corporation.

     Sec. 2.05 "Compensation" means the total remuneration paid, during the period of reference, to an Employee by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added (a) any elective deferral amounts by which the Employee has had his current remuneration reduced for the purposes of funding a contribution to any plan sponsored by the Company and satisfying the requirements of section 401(k) of the Code, and (b) any amounts by which the Employee's compensation has been reduced pursuant to a compensation reduction agreement between the Employee and the Company for the purpose of funding benefits through any cafeteria plan sponsored by the Company meeting the requirements of section 125 of the Code. There shall be excluded from "Compensation" for the purposes of the Plan, whether or not reportable as income by the Employee, expense reimbursements of all types, payments in lieu of expenses, the Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), the Company contributions to Social Security or worker's compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, and any amounts accrued for the benefit of Employee, but not paid, during the period of reference.

     Sec. 2.06 "Continuous Service" means the period of time during which the Employee has been employed by the Company or a Subsidiary and during which there has been no interruption of Employee's employment by the Company. For this purpose, periods during which an Employee is on Temporary Inactive Status shall not be considered to be interruptions of Continuous Service. If determined by the Administrative Committee, periods of service with an entity prior to its becoming a Subsidiary shall be taken into account.

     Sec. 2.07 "Effective Date" shall mean August 16, 1996, if within twelve months of that date, the Plan is or has been approved at a

                                     -II-8-
meeting of the stockholders of the Company by the affirmative vote of the holders of the majority of Common Stock of the Company outstanding.

     Sec. 2.08  "Eligible Employee" means each person who:

     (a) is an Employee whose customary employment is for more than 20 hours per week and more than 5 months in any calendar year;

     (b) is an Employee on the Effective Date, or otherwise has completed at least 180 days of Continuous Service; and

     (c) is not deemed for purposes of section 423(b)(3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     Sec. 2.09 "Employee" means each person employed by the Company or a Subsidiary.

     Sec. 2.10  "Exercise Date" means the last day of each Purchase Period.

     Sec. 2.11 "Market Value" means, with respect to Stock, the fair market value of such Stock, determined by such methods or procedures as shall be established from time to time by the Administrative Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

     Sec. 2.12  "Offering" means the offering of shares of Stock under the Plan.

     Sec. 2.13 "Offering Date" means the first business day of each February, May, August and November during which the Plan is in effect, or such dates as may otherwise be specified by the Administrative Committee, provided, however, that the first Offering Date shall be the Effective Date and the next subsequent Offering Date shall be November 1, 1996.

     Sec. 2.14  "Participant"   means  each  Eligible  Employee  who  elects  to
participate in the Plan.

     Sec. 2.15 "Plan" means the Cotelligent Group, Inc. Employee Stock Purchase Plan, as the same is set forth herein and as the same may hereafter be amended.

     Sec. 2.16 "Purchase Agreement" means the document prescribed by the Administrative Committee pursuant to which an Eligible Employee has enrolled to be a Participant.

     Sec. 2.17 "Purchase Period" means the period beginning on an Offering Date and ending on the business day preceding the next following Offering Date.

     Sec. 2.18 "Purchase Price" means such term as it is defined in Section 4.03 hereof.

     Sec. 2.19  "Stock" means Common Stock of the Company.

     Sec. 2.20 "Stock Purchase Account" means a noninterest bearing account consisting of all amounts withheld from an Employee's compensation (or otherwise paid into the Plan) for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Employee under the Plan.

     Sec. 2.21 "Subsidiary" shall mean a corporation described in section 424(f) of the Code that has, with the permission of the Board,

                                     -II-9-
adopted the Plan.

     Sec. 2.22 "Temporary Inactive Status" shall describe the status of a former hourly Employee whose employment was terminated upon completion of an assignment for the Company or a Subsidiary, for so long as such former Employee
(i) remains  available for future  assignments with the Company or a Subsidiary,
(ii) has not, directly or indirectly, accepted an assignment from or a position with an entity unaffiliated with the Company and its Subsidiaries, and (iii) otherwise remains in good standing with the Company and its Subsidiaries.

                                   ARTICLE III

Admission to Participation

     Sec. 3.01 Initial Participation. Any Eligible Employee may elect to be a Participant and may become a Participant by executing and filing with the Administrative Committee a Purchase Agreement at such time in advance and on such forms as prescribed by the Administrative Committee. The effective date of an Eligible Employee's participation shall be the Offering Date next following the date on which the Administrative Committee receives from the Eligible Employee a properly executed and timely filed Purchase Agreement. Participation in the Plan will continue automatically from one Purchase Period to another unless notice is given pursuant to Section 3.02.

     Sec. 3.02 Voluntary Discontinuance of Participation. Any Participant may voluntarily withdraw from the Plan by filing a Notice of Withdrawal with the Administrative Committee at such time in advance as the Administrative Committee may specify. Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to his credit in his Stock Purchase Account.

     Sec. 3.03 Involuntary Discontinuance of Participation. If a Participant ceases to be an Eligible Employee, the entire amount, if any, standing to the Participant's credit in his Stock Purchase Account shall be refunded to him. Notwithstanding the foregoing, should a Participant cease to be an Eligible Employee by reason of acquiring Temporary Inactive Status, such Participant may continue to participate through the end of the Purchase Period during which such status was acquired with respect to payroll deductions attributable to the portion of the Purchase Period prior to the time such status was acquired.

     Sec. 3.04 Readmission to Participation. Any Eligible Employee who has previously been a Participant, who has discontinued participation, and who wishes to be reinstated as a Participant may again become a Participant for any subsequent Purchase Period by executing and filing with the Administrative Committee, at such time in advance as the Administrative Committee shall determine, a new Purchase Agreement on forms provided by the Administrative Committee. Reinstatement to Participant status shall be effective no earlier than the Offering Date that occurs six months following the Exercise Date for the Purchase Period in which the Eligible Employee discontinued participation. Notwithstanding the foregoing, readmission of any Eligible Employee may be suspended for such time as may be necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

                                   ARTICLE IV
Stock Purchase

     Sec. 4.01 Reservation of Shares. There shall be 950,000 shares of Stock reserved for the Plan, subject to adjustment in accordance with the antidilution provisions hereinafter set forth. Except as provided in Section 5.02 hereof, the aggregate number of shares that may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

     Sec. 4.02 Limitation on Shares Available. The maximum number of shares of Stock that may be purchased for each Participant on an Exercise Date is the least of (a) the number of shares of Stock that can be purchased by applying the full balance of his Stock Purchase Account to such purchase of shares at the Purchase Price (as hereinafter determined), or (b) the Participant's proportionate part of the maximum number of whole shares of Stock available within the limitation established by the maximum aggregate number of such shares reserved for the Plan, as stated in Section 4.01 hereof. Notwithstanding the foregoing, if any person entitled to purchase shares pursuant to any offering hereunder would be deemed for the purposes of section 423(b)(3) of the Code to own stock (including any number of shares that such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of Company, the maximum number of shares that such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number

                                    -II-10-
which, when added to the number of shares of Stock that such person is so deemed to own (excluding any number of shares that such person would be entitled to purchase hereunder), is one less than such 5%. Any portion of a Participant's Stock Purchase Account that cannot be applied by reason of the foregoing limitation shall remain in the Participant's Stock Purchase Account for application to the purchase of Stock on the next Offering Date (unless withdrawn before that Offering Date).

     Sec. 4.03 Purchase Price of Shares. The Purchase Price per share of the Stock sold to Participants pursuant to any Offering shall be the sum of (a) 85% of the Market Value of such share on the Offering Date on which such Offering commences or on the Exercise Date on which such Offering expires, whichever is lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which such share of Stock is purchased. If the Exercise Date with respect to the purchase of Stock is a day on which the stock is selling ex-dividend but is on or before the record date for such dividend, then for Plan purposes the Purchase Price per share will be increased by an amount equal to the dividend per share. In no event shall the Purchase Price be less than the par value of the Stock.

     Sec. 4.04  Exercise of Purchase Privilege.

     (a) Subject to the provisions of Section 4.02 above, if on the date of the last paycheck of a Participant issued prior to any Exercise Date there is a credit balance in the Participant's Stock Purchase Account, there shall be purchased for the Participant at the Purchase Price for the Purchase Period that expires on such Exercise Date the largest number of whole shares of Stock, as can be purchased with the entire amount standing to the Participant's credit in his Stock Purchase Account on such paycheck issue date. Each such purchase shall be deemed to have occurred on the Exercise Date occurring at the close of the Offering for which the purchase was made.

     (b) Any amount remaining in the Stock Purchase Account on the Exercise Date after the purchase of the maximum number of whole shares shall remain in the Stock Purchase Account to the credit of the Participant and applied to purchase additional shares of Stock on subsequent Exercise Dates.

     (c) Notwithstanding anything contained herein to the contrary, a Participant may not during any calendar year purchase shares of Stock having an aggregate Market Value, determined at the time of each Offering Date during such calendar year, of more than $25,000.

     Sec. 4.05 Establishment of Stock Purchase Account. Each Participant shall authorize payroll deductions from Compensation for the purposes of funding his Stock Purchase Account. In the Purchase Agreement, each Participant shall authorize a deduction from each payment of his Compensation during a Purchase Period, which deduction shall be not less than 1% nor more than 7% of the gross amount of such payment, subject to Section 4.04(c). Subject to Section 3.02, a Participant may not reduce or increase his payroll deduction rate during any Purchase Period. However, a Participant may change the deduction to any permissible level for any subsequent Offering by filing notice thereof at such time preceding the Offering Date on which such subsequent Offering commences as the Administrative Committee shall determine.

     Sec. 4.06 Payment for Stock. The Purchase Price for all shares of Stock purchased by a Participant under the Plan shall be paid out of the Participant's Stock Purchase Account. As of each Exercise Date, the entire amount standing to the credit of each Participant in his Stock Purchase Account on the date of the last paycheck issued to the Participant prior to the Exercise Date in the Purchase Period that expires on such Exercise Date shall be charged with the aggregate Purchase Price of the shares of Stock purchased by such Participant on the Exercise Date. No interest shall be paid or payable with respect to any amount held in the Participant's Stock Purchase Account.

     Sec. 4.07  Share Ownership; Issuance of Certificates.

     (a) The shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrative Committee.

                                    -II-11-

     (b) The Administrative Committee, in its sole discretion, may determine that the shares of Stock shall be delivered by the Company (i) by issuing and delivering to the Participant a certificate for the number of whole shares of Stock purchased by such Participant on an Exercise Date or during a calendar year, or (ii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during a calendar year to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Administrative Committee from time to time, which shares shall be maintained by such member firm in separate brokerage accounts of each Participant, or (iii) by issuing and delivering a certificate or certificates for the number of shares of Stock purchased by all Participants on an Exercise Date or during the calendar year to a bank or trust company or affiliate thereof, as selected by the Administrative Committee from time to time, which shares shall be maintained by such bank or trust company or affiliate in separate accounts for each Participant or, if he designates on his Stock Purchase Agreement, in his name jointly with his spouse, with right of survivorship. A Participant who is a resident of a jurisdiction that does not recognize such joint tenancy may have a certificate or account in his name as tenant in common with his spouse, without right of survivorship. Such designation may be changed by filing a notice thereof signed by the Participant and his spouse. Such spouse shall be bound by all of the terms and conditions of the Plan as if such spouse were a Participant.

     Sec. 4.08 Restrictions on Resale. Stock acquired under the Plan may not be sold or otherwise disposed of for at least six months after the Exercise date on which the shares were acquired, except in the case of death or disability. Any Stock certificates delivered to a Participant prior to the expiration of such six month period shall contain a legend to reflect such restriction.

                                    ARTICLE V

Special Adjustments

     Sec. 5.01 Shares Unavailable. If, on any Exercise Date, the aggregate funds available for the purchase of Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan, the following events shall occur:

     (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

     (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

          (c) Any amount remaining in the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

     Sec. 5.02 Antidilution Provisions. The aggregate number of shares of Stock reserved for purchase under the Plan, as hereinabove provided, and the calculation of the Purchase Price per share may be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by the Company. Any such adjustment shall be made by the Administrative Committee acting with the consent of, and subject to the approval of, the Board.

     Sec. 5.03 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, or if the Company shall be merged for the purpose of changing the jurisdiction of its incorporation, any Offering hereunder shall pertain to and apply to the shares of stock of the Company or the survivor. However, in the event of a dissolution or liquidation of the Company, or of a merger or consolidation in which the Company is not the surviving or resulting corporation, the Plan and any Offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the balance then standing to the credit of each Participant in his Stock Purchase Account shall be returned to him.

                                    -II-12-

                                   ARTICLE VI

Miscellaneous

     Sec. 6.01 Nonalienation. The right to purchase shares of Stock under the Plan is personal to the Participant, is exercisable only by the Participant during his lifetime except as hereinafter set forth, and may not be assigned or otherwise transferred by the Participant. Notwithstanding the foregoing, there shall be delivered to the executor, administrator or other personal representative of a deceased Participant such shares of Stock and such residual balance as may remain in the Participant's Stock Purchase Account as of the date the Participant's death occurs. However, such representative shall be bound by the terms and conditions of the Plan as if such representative were a Participant.

     Sec. 6.02 Administrative Costs. The Company shall pay all administrative expenses associated with the operation of the Plan. No administrative charges shall be levied against the Stock Purchase Accounts of the Participants.

     Sec. 6.03 Collection of Taxes. The Company shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect with respect to the issuance of Stock hereunder, or the subsequent sale or disposition of such Stock, and the Administrative Committee shall institute such mechanisms as shall insure the collection of such taxes.

     Sec. 6.04 Administrative Committee. The Compensation Committee of the Board shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the Purchase Agreement, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee's interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

     Sec. 6.05 Amendment of the Plan. The Board may amend the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any award theretofore granted to him.

     Sec. 6.06 Termination of the Plan. The Plan shall continue in effect unless terminated pursuant to action by the Board, which shall have the right to terminate the Plan at any time without prior notice to any Participant and without liability to any Participant. Upon the termination of the Plan, the balance, if any, then standing to the credit of each Participant in his Stock Purchase Account shall be refunded to him.

     Sec. 6.07 Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     Sec. 6.08 Notice. A Purchase Agreement and any notice that a Participant files pursuant to the Plan shall be on the form prescribed by the Administrative Committee and shall be effective only when received by the Administrative Committee.

     Sec. 6.09 Government Regulation. The Company's obligation to sell and to deliver the Stock under the Plan is at all times subject to all approvals of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

     Sec. 6.10 Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     Sec. 6.11 Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute,

                                    -II-13-
the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Delaware, to the extent such laws are not in conflict with, or superseded by, federal law.

                                    -II-14-

                                                                     Exhibit 5.1


                                 March 16, 2000

Cotelligent, Inc.
101 California Street
San Francisco, California 94111

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Cotelligent, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 650,000 shares (the "Shares") of Common Stock, par value $.01 per share, which may be issued under the Company's Employee Stock Purchase Plan ("Plan").

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the following opinion:

     The Shares, when issued in accordance with the terms of the Plan, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                      Very truly yours,

                                                      /s/ Morgan Lewis & Bockius

                                    -II-15-

                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 1999 included in the Annual Report on Form 10-K of Cotelligent, Inc., for the year ended March 31, 1999 and to all references to our Firm included in this Registration Statement.

                                                          /s/Arthur Anderson LLP
                                                          ----------------------
                                                          Arthur Andersen LLP

San Francisco, California
March 24, 2000

                                     -II-16-